UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 6, 2007 (November 1, 2007)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 1, 2007, the Board of Directors (the “Board”) of Psychiatric Solutions, Inc. (the “Company”) approved an amendment and restatement of the By-Laws of the Company (the “Amended By-Laws”), effective immediately. The full text of the Amended By-Laws is attached as Exhibit 3 hereto and incorporated herein by reference. The following summary of the changes to the By-Laws does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the attached Amended By-Laws.
     Uncertificated Shares. Article II of the Amended By-Laws allows for the issuance and transfer of uncertificated shares of the Company’s capital stock in order to comply with NASDAQ Stock Market rules. By being able to issue uncertificated shares of its capital stock, the Company may now participate in the Direct Registration Program, which is currently administered by The Depository Trust Company. Prior to the amendment, the By-Laws were silent on the issuance and transfer of uncertificated shares. The Amended By-Laws also clarify the procedures for handling uncertificated shares and include other conforming changes throughout Article II of the Amended By-Laws.
     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Prior to the Board’s adoption of the Amended By-Laws, the By-Laws provided that stockholders could nominate persons to the Board upon written notice not less than 50 days nor more than 75 days prior to an annual meeting of stockholders; provided, however, that in the event that less than 60 days notice or public disclosure of the date of the meeting is given to the stockholders, timely notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever occurs first. The By-Laws did not provide an advance notice provision for other stockholder proposals.
     The Amended By-Laws revised the procedures and timing by which stockholders can nominate persons for election to the Board at an annual or special meeting of stockholders and added a provision to address other stockholder proposals. The provisions are included in Article III, Section 2.3 and Article IV, Section 3 of the Amended By-Laws. For a stockholder to properly bring business before an annual meeting of stockholders or to nominate a person for election to the Board at an annual meeting of stockholders, the stockholder must give written notice to the Secretary of the Company and such notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder will be timely if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was first made, whichever occurs first. With respect to an election of directors at a special meeting of stockholders called for the purpose of electing directors, written notice of a stockholder nominee must be provided by the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was first made, whichever occurs first.

     In order for a stockholder’s notice to be deemed proper, the notice must contain certain information specified in the Amended By-Laws, including, without limitation, information as to the business or director nominees proposed by the stockholder, the name and address of such stockholder, the class and number of shares of capital stock of the Company beneficially owned by such stockholder, a description of all arrangements or understandings between such stockholder and any other persons, including each proposed nominee (if applicable), in connection with the proposed business or nominations, and a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business or nominate the person(s) named in the notice.
     Pursuant to the Amended By-Laws, stockholder proposals and director nominations intended to be presented at the 2008 annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices between December 18, 2007 and January 17, 2008.
     Other Changes. In addition to the matters described above, certain other changes were made in the Amended By-Laws including (i) reflecting the change in the Company’s name from “PMR Corporation” to “Psychiatric Solutions, Inc.”; (ii) updating the information about the Company’s registered office and other offices (Article I of the Amended By-Laws); (iii) updating provisions relating to the conduct of business at stockholder meetings and inspectors of election (Article III, Sections 7.8 and 8 of the Amended By-Laws); (iv) deleting the section on delivery of financial reports to stockholders as such requirement is superseded by Securities and Exchange Commission requirements (formerly Article IV, Section 10 of the By-Laws); (v) revising the description of certain officers to more accurately reflect the designation of certain officers of the Company (Article VI of the Amended By-Laws); (vi) clarifying that indemnification of directors, officers, employees and agents of the Company entitled to indemnification shall be to the fullest extent permitted by applicable law (Article VII of the Amended By-Laws); (vii) reorganizing the provisions relating to maintenance and inspection of corporate records (Article VIII of the Amended By-Laws) and general matters (Article IX of the Amended By-Laws); and (viii) making certain other changes that are not substantive.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

3	By-Laws of Psychiatric Solutions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: November 6, 2007	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
3	By-Laws of Psychiatric Solutions, Inc.